Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the following Registration Statements:

(i)	Registration Statement on Form S-8 (No. 333-258896) pertaining to the Amended and Restated 2020 Equity Incentive Plan,

(ii)	Registration Statement on Form S-8 (No. 333-239213) pertaining to the 2020 Equity Incentive Plan and Amended and Restated 2011 Employee Stock Purchase Plan,

(iii)	Registration Statements on Form S-8 (Nos. 333-230139, 333-223535, 333-216492, 333-202709, 333-194634 and 333-187206) pertaining to the 2011 Equity Incentive Plan,

(iii)	Registration Statements on Form S-8 (Nos. 333-237195, 333-209998 and 333-180334) pertaining to the 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan,

(iv)	Registration Statement on Form S-8 (No. 333-172409) pertaining to the 2006 Stock Plan, 2011 Equity Incentive Plan and 2011 Employee Stock Purchase Plan, and

(v)	Registration Statement on Form S-3 (No. 333-239156)

of our report dated March 15, 2021 with respect to the consolidated financial statements and schedule of AcelRx Pharmaceuticals, Inc. as of and for the year ended December 31, 2020, which appears in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California

March 10, 2022